S-1/A 1 vibes1a14.htm

Registration No. 333-164081

As Filed With the Securities and Exchange Commission on September 24, 2014
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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 14 to FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VIBE VENTURES INC.

Nevada
(State or Other Jurisdiction of Incorporation or Organization)

3577
(Primary Standard Industrial Classification Code Number)

98-0578438
(I.R.S. Employer Identification Number)

c/o Hong Mei Ma
Room 1707, 17th Floor, CTS Center 219 Zhong Shan Wu Road
Guangzhou, PR China 510030
Phone: 86-13-8088-21282
Fax: 949-272-0088

Vibe Ventures Inc.
Room 1707, 17th Floor, CTS Center 219 Zhong Shan Wu Road
Guangzhou, PR China 510030
Phone: 86-13-8088-21282
Fax: 949-272-0088

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of large accelerated filer, accelerated filer, and smaller reporting company in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ? Accelerated Filer ? Non-accelerated filer ? Smaller reporting company (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Security (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock (1)	2,000,000	$0.01	$20,000	$111.60

(1) The company may not sell all of the shares, in fact it may not sell any of the shares. For example, if only 60% of the shares are sold, there will be 1,200,000 shares sold and the gross proceeds to the Company will be $12,000.

(2) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(e) of the Securities Act of 1933

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED _______________, 2014 VIBE VENTURES INC. UP TO A MAXIMUM OF 2,000,000 SHARES OF COMMON STOCK AT $0.01 PER SHARE

We are offering for sale a maximum of 2,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $0.01 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.01-per share. If all shares are not sold within 270 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold. If all of the shares offered by us are purchased, the gross proceeds to us will be $20,000. This is our initial public offering and no public market currently exists for shares of our common stock.

We intend for our common stock to be sold by Hong Mei Ma. Such persons will not be paid any commissions for such sales.

We will pay all expenses incurred in this offering. The offering will terminate 270 days after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the 270 day offering period. Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

Until _______________, 2014, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the registration statement becomes effective.

The date of this prospectus is _________________________________________________,__,2014.

TABLE OF CONTENTS

Prospectus Summary	Page 5
The Offering	Page 6
Selected Summary Financial Data	Page 7
Risk Factors	Page 8
Use of Proceeds	Page 12
Dilution	Page 13
Our Business	Page 20
Management’s Discussion, Analysis, or Plan of Operation	Page 23
Recently Issued Accounting Pronouncements	Page 27
Market for Common Equity and Related Stockholder Matters	Page 28
Directors, Executive Officers, Promoters, Control Persons	Page 29
Executive Compensation	Page 30
Certain Relationships and Related Transactions	Page 31
Security Ownership of Certain Beneficial Owners and Management	Page 31
Description of Securities	Page 32
Plan of Distribution	Page 32
Regulation M	Page 35
Experts	Page 36
Interest of Named Experts and Counsel	Page 36
Available Information	Page 37
Financial Statements	Page 38-83

A CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as may, should, expects, plans, anticipates, believes, estimates, predicts, potential, or continue or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors, that may cause our or our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

The following is only a summary of the information, financial statements and the notes included in this prospectus. You should read the entire prospectus carefully, including “Risk Factors” our Financial Statements and the notes to the Financial Statements before making any investment decision.

The following summary highlights selected information contained in this Prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this Prospectus, including but not limited to, the risk factors herein. In addition, certain statements are forward-looking statements which involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements."

References in this Prospectus to “Vibe Ventures”, “Vibe”, “Company”, “we”, “our”, or “us” refer to Vibe Ventures, Inc. unless otherwise indicated or the context otherwise requires.

OUR COMPANY

We were incorporated in Nevada on, October 19, 2009 and are a company in the development stage. Vibe Ventures Inc. does not have any revenues or operations, and we have minimal assets and have incurred a deficit of $40,296 since inception. We intend to open a chain of Interactive Travel Stations throughout various cities in China.

Our principal offices are located at, Room 1707, 17th Floor, CTS Center, 219 Zhong Shan Wu Road, Guangzhou, PR China, 510030. Phone: 011.86.13808821282. Our fiscal year end is October 31.

Our auditors have issued an audit opinion which includes a statement describing our going concern status. Our financial status creates substantial doubt whether we will continue as a going concern. Investors should note, we have not generated any revenues to date, we do not yet have any products available for sale, and we do not have a fully operational valid working prototype of our proposed product.

OUR DIRECT PUBLIC OFFERING

We are offering for sale up to a maximum of 2,000,000 shares of our common stock directly to the public. There is no underwriter involved in this offering. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.01 per share. If all of the shares offered by us are purchased, the gross proceeds before deducting expenses of the offering will be up to $20,000. The expenses associated with this offering are estimated to be $5,000 or approximately 25% of the gross proceeds of $20,000 if all of the shares offered by us are purchased. If all the shares offered by us are not purchased, then the percentage of offering expenses to gross proceeds will be higher and a lower amount of proceeds will be realized from this offering. If we are unsuccessful in raising sufficient gross proceeds from this offering, then it is possible that our offering expenses may exceed our gross proceeds.

This is our initial public offering and no public market currently exists for shares of our common stock. We can offer no assurance that an active trading market will ever develop for our common stock.

The offering will terminate six months after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the six month offering period.

EMERGING GROWTH COMPANY STATUS

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) enacted into law on April 5, 2012, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not applicable to emerging growth companies. Many of these exemptions are also available to smaller reporting companies like us that have less than $75 million of worldwide common equity held by non-affiliates. Absent unforeseeable changed circumstances, however, we will not take advantage of those exemptions that are available to us solely as a result of our status as an emerging growth company, except with respect to allowable pre-offering communications in any future securities offerings.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the Securities Act) for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take part in this extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for emerging growth companies. Section 107 of the JOBS Act provides that our decision to take advantage of the extended transition period for complying with new or revised accounting standards is irrevocable.

As an emerging growth company, the Company is exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002. Section 404(a) requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the independent registered public accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, the Company is also exempt from Section 14A and B of the Exchange Act which require shareholder approval of executive compensation and golden parachutes.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.0 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three year period.

THE OFFERING

Total shares of common stock outstanding prior to the offering 4,000,000 shares

Shares of common stock being offered by us 2,000,000 shares

Total shares of common stock outstanding after the offering 6,000,000 shares

Gross Proceeds: Gross proceeds from the sale of up to 2,000,000 shares of our common stock will be $20,000. Use of proceeds from the sale of our shares will be used as general operating capital

Risk Factors: There are substantial risk factors involved in investing in our Company. For a discussion of certain factors you should consider before buying shares of our common stock, see the section entitled "Risk Factors."

This is a self-underwritten public offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

SELECTED SUMMARY FINANCIAL DATA

This table summarizes our operating and balance sheet data as of the periods indicated. You should read this summary financial data in conjunction with the "Plan of Operations" and our audited financial statements and notes thereto included elsewhere in this prospectus.

	Year Ended October 31, 2013	October 19, 2009 (Inception) to June 30, 2014
Total Revenues	-	-
Weighted Average Number of Common Shares Outstanding (Basic and Diluted)	4,000,000	4,000,000

	Year Ended October 31, 2013	October 19, 2009 (Inception) to June 30, 2014
Cash in Bank	-	-
Total Current Assets	-	-
Total Assets	-	-
Total Current Liabilities	36,594	38,594
Total Liabilities	36,594	38,594
Total Stockholders’ (deficit)	(36,594)	(38,594)
Total Liabilities and Stockholders’ Equity	-	-

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR COMPANY

1. We are a company that is in the development stage with no operating history and may never be able to carry out our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. We were established on October 19, 2009 for the purpose of engaging in the development, and sale of travel advertising systems. We have not generated any revenues nor have we realized a profit from our operations to date, and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon the successful development of our advertising software. There can be no assurance that we will ever achieve any revenues or profitability. Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a new business in the tourism industry. Our Company is a highly speculative venture involving significant financial risk. For more information on this software, see page 30.

2. We lack an operating history and have losses that we expect to continue into the future. There is no assurance that our operations will produce profitable revenues. If we cannot generate revenues that will produce profitably, we will cease operations and you will lose your investment.

We were incorporated on October 19, 2009 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $40,296. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

* completion of this offering;

* our ability to attract customers who will buy our goods from us; and,

* our ability to generate revenues through the sale of our goods.

In addition, our financial statements do not include any adjustments to account for any uncertainty regarding our ability to continue as a going concern. Moreover, the effects that these uncertainties may have on our ability to raise capital as well as the increase in capital have not been factored into our financial statements.

Based upon current plans, we expect to incur operating losses in future periods since we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause you to lose your investment.

3. There is no guarantee that anyone will use the service we are providing. We will start out with no customer user base. Furthermore, we do not actually have any Interactive Terminals created as of yet. How successful our business grows will be heavily dependent on the public taking an interest in our travel stations. A lack of interest by the public and therefore growth would ultimately cause the termination of operations. We do not know how many potential users we will gain or how many of those will decide to use our service, if any decide to at all.

4. We are entirely dependent upon the funds to be raised through this offering to start our business. The proceeds of this may be insufficient to achieve sufficient revenue. If we need additional funds and are unable to raise them we will have to terminate our operations.

There is not enough cash on hand to fund our administrative expenses and operating expenses or our proposed Interactive travel kiosk program for the coming months. Because we do not expect to have any cash flow from operations at first, we will need to raise additional capital, which may be in the form of loans from current stockholders and/or from public and private equity offerings. Our ability to access capital will depend on our success in implementing our business plan. It will also depend upon the status of the capital markets at the time such capital is sought. Should sufficient capital not be available, the implementation of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected. If we are unable to raise additional funds in the future, we may have to cease all substantive operations. In such event it would not be likely that investors would obtain a profitable return on their investment or a return of their investment at all.

5. Because our director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from growing and result in a lack of interest that may cause us to suspend or cease operations.

Our sole officer and director, Hong Mei Ma will only be devoting limited time to our operations. Ms. Ma, our president and director is currently employed as a Chief Web Designer at Minghui IT Group and will be devoting approximately 20 hours per week of her working time to our operations. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible termination of operations.

6. Because our Director has no experience in running a company that sells Interactive Travel Stations, she may not be able to successfully operate such a business which could cause you to lose your investment.

We are a development stage company. Hong Mei Ma, our current Director and officer, have effective control over all decisions regarding both policy and operations of our Company with no oversight from other management. Our success is contingent upon the ability of these individuals to make appropriate business decisions in these areas. However, our Director and officer do not have any experience in operating a company that sells Interactive Travel Stations. It is possible that this lack of relevant operational experience could prevent us from becoming a profitable business and hinder an investor from obtaining a return on his investment in us.

7. Certain political and economic considerations relating to Peoples Republic of China (“PRC”) could adversely affect our company.

The PRC is passing from a planned economy to a market economy. The Chinese government has confirmed that economic development will follow a model of market economy under socialism. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans adopted by the government that set down national economic development goals. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms are unprecedented or experimental for the PRC government, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC’s economic and social conditions as well as by changes in the policies of the PRC government, which we may not be able to foresee, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, and imposition of additional restrictions on currency conversion.

8. The recent nature and uncertain application of many PRC laws applicable to us create an uncertain environment for business operations and they could have a negative effect on us.

The PRC legal system is a civil law system. Unlike the common law system, such as the legal system used in the United States, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects. In addition, as these laws, regulations and legal requirements are relatively recent, their interpretation and enforcement involve significant uncertainty.

9. If relations between the United States and China worsen, our stock price may decrease and we may have difficulty accessing the U.S. capital markets.

At various times during recent years, the United States and China have had disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China could adversely affect the market price of our common stock and our ability to access U.S. capital markets.

10. Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. Currently, the Renminbi is not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans and corporate debt obligations denominated in foreign currencies.

The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

11. The fluctuation of the Renminbi may materially and adversely affect your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations.

Conversely, if we decide to convert our Renminbi into U.S. dollars for business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of the Renminbi we convert would be reduced. Any significant devaluation of Renminbi may reduce our operation costs in U.S. dollars but may also reduce our earnings in U.S. dollars. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

Commencing from July 21, 2005, China has adopted a managed floating exchange rate regime based on market demand and supply with reference to a basket of currencies. The exchange rate of the US dollar against the RMB was adjusted from approximately RMB 8.28 per US dollar to approximately RMB 8.11 per US dollar on July 21, 2005. Since then, the PBOC administers and regulates the exchange rate of US dollar against RMB taking into account demand and supply of RMB, as well as domestic and foreign economic and financial conditions.

In addition, there can be no assurance that we will be able to obtain sufficient foreign exchange to pay dividends or satisfy other foreign exchange requirements in the future and we currently do not intend to pay dividends.

12. It may be difficult to effect service of process and enforcement of legal judgments upon our company and our officers and directors because some of them reside outside the United States.

Our director and officer is a national and/or resident of other countries other than the United States, and all or a substantial portion of such persons assets are located outside of the United States. As a result it may be difficult for an investor to effect service process or enforce within the United States and judgments contained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities law of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of China and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our directors and officer predicated upon the civil liability provisions of the securities law of the United States or any state there, or be competent to hear original actions brought in China or other jurisdictions against us or our officers and director predicated upon the securities law of the United States or any state thereof.

13. We are an “emerging growth company,” and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups, or JOBS, Act enacted in April 2012, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years following the completion of this offering, although, if we have more than $1.0 billion in annual revenue, if the market value of our common stock that is held by non-affiliates exceeds $700 million as of June 30 of any year, or we issue more than $1.0 billion of non-convertible debt over a three-year period before the end of that five-year period, we would cease to be an “emerging growth company” as of the following December 31. We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and our stock price may be more volatile. As an “emerging growth company” the JOBS Act allows us to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. We have elected to use this extended transition period under the JOBS Act. As a result, our financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies, which may make our common stock less attractive to investors.

14. PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability and limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to distribute profits to us, or otherwise adversely affect us.

PRC State Administration of Foreign Exchange, (“SAFE”) issued a public notice in October 2005 requiring PRC residents to register with the local SAFE branch before establishing or controlling any company outside of China for the purpose of capital financing with assets or equities of PRC companies, referred to in the notice as an “offshore special purpose company.” PRC residents that are shareholders and/or beneficial owners of offshore special purpose companies established before November 1, 2005 are required to register with the local SAFE branch before March 31, 2006. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to file, update and modify his or her SAFE registration with the SAFE or its competent local branch, with respect to that offshore special purpose company in connection with any of its increase or decrease of capital, transfer of shares, merger, split, equity investment or creation of any security interest over any assets located in China. The SAFE regulations require retroactive approval and registration of direct or indirect investments previously made by PRC residents in offshore special purpose companies. To further clarify the implementation of Circular 75, SAFE issued Circular 106 in May, 2007. Under Circular 106, PRC subsidiaries of an offshore special purpose company are required to coordinate and supervise the filing of SAFE registrations by the offshore holding company’s shareholders who are PRC residents in a timely manner. We have requested our current shareholders and/or beneficial owners to disclose whether they or their shareholders or beneficial owners fall within the ambit of the SAFE notice and urge those who are PRC residents to register with the local SAFE branch as required under the SAFE notice. The failure of these shareholders and/or beneficial owners to timely amend their SAFE registrations pursuant to the SAFE notice or the failure of future shareholders and/or beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in the SAFE notice may subject such shareholders and/or beneficial owners to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiary, limit our PRC subsidiary’s ability to distribute dividends to our company or otherwise adversely affect our business.

15. If the China Securities Regulatory Commission, or Chinese Securities Regulatory Commission (CSRC), or another PRC regulatory agency determine that its approval is required in connection with this offering, this offering may be delayed or cancelled, or we may become subject to penalties.

On August 8, 2006, PRC regulatory agencies, including the CSRC, promulgated the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rule, which became effective on September 8, 2006. On June 22, 2009, the Ministry of Commerce (MOFCOM) promulgated the amended Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “Order 6”, together with M&A rule, the “New M&A Rules”), which became effective immediately. The M&A Rule, among other things, has certain provisions that require offshore special purpose vehicles, or SPVs, newly formed for the purpose of acquiring PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to listing their securities on an overseas stock exchange. On September 21, 2006, pursuant to the New M&A Rules and other PRC Laws and regulations, the CSRC, in its official website, promulgated relevant guidance with respect to the issues of listing and trading of domestic enterprises’ securities on overseas stock exchanges, including a list of application materials with respect to the listing on overseas stock exchanges by SPVs. We believe that the M&A Regulations only apply to transactions involving "mergers and acquisitions of domestic enterprises by foreign investors," we believe that (i) the M&A Regulations are not applicable to our corporate structure based on operating by contractual methods and (ii) CSRC approval is not required in the context of this offering, for the following reasons: (a) we plan to either establish a Representative Liaison Office of the Company in China or establish our PRC subsidiary, China WFOE, by means of direct investment, not through merger or acquisition of any PRC domestic companies. and (b) the industry that the Company is entering is considered an encouraged or permitted industry which means foreign investors may make investments freely and (c) the M&A Rule is focused on regulating the acquisition of Chinese companies that are already established and operating and are also particularly sensitive from the standpoint of national security whereas the operating company to be formed in China has no operating value initially and may never and also operates in a sector that is not prohibited from foreign ownership. If the CSRC or another PRC regulatory agency subsequently determines that its approval is required for this offering, we may face sanctions by the CSRC or another PRC regulatory agency. If this happens, these regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, restrict or prohibit payment or remittance of dividends by our PRC subsidiary to us or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to delay or cancel this offering before settlement and delivery of the ordinary shares being offered by us.

16. If we do not register a class of securities under Section 12 of the Exchange Act, we will be subject to Section 15(d) of the Securities Exchange Act and investors may not be able to obtain sufficient information regarding the company and will make our common stock less attractive to investors.

Although we intend to register our shares under Section 12 of the Securities Exchange Act of 1934, if we do not register a class of securities under Section 12 of the Securities Exchange Act of 1934, we will be subject to Section 15(d) of the Securities Exchange Act and, accordingly, will not be subject to the proxy rules, Section 16 short-swing profit provisions, beneficial ownership reporting, and the bulk of the tender offer rules, therefore, investors may not be able to obtain sufficient information regarding the company and will make our common stock less attractive to investors.

17. There may be direct restrictions on foreign ownership in the type of travel and tourism business that we plan to develop in China which can adversely affect our business.

Although we have had discussions with some China travel agencies and some China government agencies, and our management believes that there are no regulatory impediments to the establishment of our enterprise capitalized with foreign investment and foreign ownership, we were unable to procure wither a legal opinion or a discern a specific rule or regulation that either restricts or permits restrictions on foreign ownership on the travel and tourism industry in China. Further, although authority is vested in the national government, there may be rules and regulation in any of the aggregated thirty four provinces or municipalities that may delay the establishment of our business. If any regularity requirement obstructs or hinders either the establishment of our business or the prospective growth of our business, it may materially and adversely affects our future growth and financial condition or, in the case of a definitive impediment that does not allow the establishment of our business, we may have to curtail our operations.

RISKS ASSOCIATED WITH THIS OFFERING:

1. Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, you will lose your investment.

Your funds will not be placed in an escrow or trust account. As such, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.

2. Because our director, who is also our promoter, will own 67% of our total outstanding common stock, she will retain control of the company and will be able to decide who will be directors and you may not be able to elect any directors. This could decrease the price and marketability of our shares.

Even if we sell all 2,000,000 shares of common stock in this offering, Hong Mei Ma will own 67% of the total outstanding common stock. As a result, after completion of this offering, regardless of the number of shares we sell, Ms. Ma will be able to elect all of our directors and control our operations. This could decrease the price and marketability of our shares.

3. There is no established public market for our stock and a public market may not be obtained or be liquid and therefore investors may not be able to sell their shares. There is no established public market for our common stock being offered under this prospectus. While we intend to apply for quotation of our common stock on the Over-The-Counter Bulletin Board system, we have not yet engaged a market maker for the purposes of submitting such application, and there is no assurance that we will qualify for quotation on the OTC Bulletin Board. Therefore, purchasers of our common stock in this offering may be unable to sell their shares on any public trading market or elsewhere.

4. Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Security and Exchange Commission relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

5. The FINRA sales practice requirements may limit a stockholders ability to buy and sell our stock.

The FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, which may limit your ability to buy and sell our stock.

6. We might be required to obtain special licenses, or meet special regulatory requirements before establishing our business, other than a business license. If new government regulations, laws, or licensing requirements are passed that would restrict or eliminate delivery of any of our intended services, then our business may suffer. For example, if we were required to obtain a government issued license for the purpose of distributing our video units, then we may not be able to qualify for such a license. If such a licensing requirement existed, and we were not able to qualify, then our business would suffer.

USE OF PROCEEDS

The net proceeds to us from the sale of up to 2,000,000 shares offered at a public offering price of $0.01 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated approximately $5,000 for legal, accounting, and other costs in connection with this offering. The remaining funds (up to $15,000) will go towards the contracting of a hired software developer. The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares.

Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

	10%	25%	50%
General Working Capital	$0	$0	$2,000
Software Development Costs	$0	$0	$3,000
Offering Expenses	$2,000	$5,000	$5,000
Total	$2,000 [1]	$5,000	$10,000

[1] The offering expenses are estimated to be $5,000. In the event of a shortfall of funds raised from the this offering to cover the offering expenses, the shortfall will be paid with funds from a loan from Hong Mei Ma.

We estimate that the minimum proceeds required from this offering will be $16,000 (80% of the offering) which will allow us to operate for twelve months. Ms. Ma, our sole officer and director determined that the funds would last twelve months, including filing reports with the Securities and Exchange Commission as well as the business activities contemplated in our business plan.

If 10% of our shares are sold, it will enable us to build the basis of our operations, which include the development of our advertising system. For more information regarding our systems development, please refer to the business section. Our anticipated expenditures will be lower in the event that we sell 10% of our total common shares offering relative to a maximum sale. If we sell 50% of our common shares, we anticipate greater spending to access our markets and drive consumer demand.

After the completion of this offering, we intend to initiate the development of our website and develop our software. We intend to hire an outside web designer to assist us in designing and building our website. The cost of establishing a website is estimated to be between $4,000 to $8,000.

CAPITAL STOCK

On October 19, 2009, the Company issued 4,000,000 common shares at $0.001 per share to the sole director of the Company for the total proceeds of $4,000.

At least 80% of the proceeds from 2,000,000 shares will allow us to operate for twelve months. Hong Mei Ma, our officer and director determined that the funds would last twelve months, including filing reports with the Securities and Exchange Commission as well as the business activities contemplated by our business plan.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise $20,000 in this offering. The offering price bears no relationship to our assets, earnings, book value or other criteria of value. Among the factors we considered were: * our lack of operating history; * the proceeds to be raised by the offering; * the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholder; and * our relative cash requirements.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of our shares being offered. Securities will be considered sold when payment is received by Ms.Hong Mei Ma, and the subscription is accepted on behalf of Vibe Ventures Inc. Payment to purchase securities will be accepted in the form of cash or bank drafts and/or check in conjunction with the Share Subscription Agreement which must be fully executed. Payments are to be issued in the name ofVibe Ventures Inc. Dilution of the value of our shares you purchase is also a result of the lower book value of our shares held by our existing stockholders.

IF 100% OF THE SHARES ARE SOLD: Upon completion of this offering, in the event all of our shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be -$23,594 or approximately -$0.0039 per share. The net tangible book value of the shares held by existing stockholders will be increased by $0.0057 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to -$0.0039 per share.

After completion of this offering, if 2,000,000 shares are sold, you will own 33.333% of the total number of outstanding shares for which you will have made a cash investment of $20,000, or $0.01 per share. Our existing stockholder will own 66.666% of the total number of outstanding shares for which they have made cash contributions totalling $4,000 or approximately $0.001 per share.

SHARES

	Number	Percent	Amount
Existing Stockholders	4,000,000	67%	$4,000
New Investors at 10%	200,000	4.76%	$2,000
New Investors at 25%	500,000	11.11%	$5,000
New Investors at 50%	1,000,000	20%	$10,000
New Investors at 100%	2,000,000	33.33%	$20,000
Total	6,000,000	100%	$24,000

PLAN OF DISTRIBUTION: TERMS OF THE OFFERING

We are offering up to 2,000,000 shares of common stock on a self-underwritten basis, no minimum shares. The offering price is $0.01 per share. Funds from this offering will be placed in our operating account which will be set up at US Bank, 2385 North Oxnard Boulevard, Oxnard, CA, USA, 93036. The funds will be used immediately to operate and conduct business as set forth in the Use of Proceeds section of this Prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in our operating bank account. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment. There are no finders involved in our distribution.

Officers, directors, affiliates or anyone involved in marketing our shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering.

We will sell the shares in this offering through Ms. Ma, our sole officer and director. She will not receive a commission from the sale of any shares. She will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) does not participate in selling and offering of securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Ms. Ma is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. She is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. She will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Ms. Ma will also distribute the prospectus to potential investors at meetings, to business associates and to his friends and relatives who are interested in a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

We intend to sell our shares outside of the United States.

SECTION 15(g) OF THE EXCHANGE ACT - PENNY STOCK RULES

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTC Bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which:

* contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

* contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

* contains a brief, clear, narrative description of a dealer market, including "BID" and "ASK" prices for penny stocks and the significance of the spread between the bid and ask price;

* contains a toll-free telephone number for inquiries on disciplinary actions;

* defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

* contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer: * with bid and offer quotations for the penny stock; * the compensation of the broker-dealer and its salesperson in the transaction; * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our securities because it will be subject to these penny stock rules. Therefore, security holders may have difficulty selling those securities.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of 270 days, which we may extend by 90 days, or sooner if the offering is completed or otherwise terminated by us. We will not accept any money until this registration statement is declared effective by the SEC.

PROCEDURES FOR SUBSCRIBING

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1. Execute and deliver a subscription agreement, a copy of which is included with the prospectus; and

2. Deliver a check, wire transfer, bank draft or money order to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Vibe Ventures Inc.”

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

PERCENT OF NET PROCEEDS RECEIVED

	60%	80%	100%
Shares Sold	1,200,000	1,600,000	2,000,000
Gross Proceeds	$12,000	$16,000	$20,000
Less Offering Expenses	$5,000	$5,000	$5,000
Net Offering Proceeds	$7,000	$11,000	$15,000

The Use of proceeds set forth below demonstrates how we intend to use the funds under the various percentages of amounts of the related offering. All amounts listed below are estimates. For scenarios involving selling less than 60%, please see page 12.

	60%	80%	100%
General Working Capital	$4,000	$4,000	$4,000
Prototype Development Costs	$4,000	$8,000	$8,000
Sales and Marketing	$4,000	$4,000	$8,000
Total	$12,000	$16,000	$20,000

Our offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees. Our officers and Directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the effectiveness of this registration statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

DETERMINATION OF OFFERING PRICE

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Our Company will be offering the shares of common stock being covered by this prospectus at a price of $0.01 per share. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the Board of Directors of the price at which they believe investors would be willing to purchase the shares. Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

DILUTION

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. The historical net tangible book value as of June 30, 2014 was -$23,594 or -$.0039 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of June 30, 2014 as adjusted to give effect to the receipt of net proceeds from the sale of 2,000,000 shares of common stock for $0.01, which represents net proceeds after deducting estimated offering expenses of $5,000. This represents an immediate increase of $0.0057 per share to existing stockholders and an immediate and substantial dilution of $0.0139 per share, or approximately 139% to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of June 30, 2014, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 100% of the offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.01 per share of common stock.

SHARES

	Number	Percent	Amount
Existing Stockholders	4,000,000	67%	$4,000
New Investors at 100%	2,000,000	33.33%	$20,000
Total	6,000,000	100%	$24,000

OUR BUSINESS

GENERAL DEVELOPMENT

We were incorporated in Nevada on October 19, 2009 and we are a development stage company. We intend to engage in the travel and tourism industry via the Internet and interactive software applications.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose. Neither Vibe Ventures Inc., nor its officers, Directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Our principal office is located: Room 1707, 17th Floor, CTS Center, 219 Zhong Shan Wu Road, Guangzhou, PR China, 510030. Phone: 011.86.13808821282.

BUSINESS SUMMARY AND BACKGROUND

We were incorporated in Nevada on October 19, 2009. We are planning on becoming a content software based company targeting the local tourism China market. In addition, we are developing a website and also designing and developing our "Video Library" which will advertise our product, our prices that would be delivered to all end users in China. We plan to lead the industry in compiling a comprehensive tourism content video/digital library while building profitable relationships with other product and service providers within the tourism industry.

Vibe Ventures Inc. will use the latest technology with an integrated marketing strategy to serve the tourism industry at travel agencies, hotels, excursion providers, tour guides, amusement parks, restaurants, shopping experiences, the tourists and the end user. Supporting this strategy are three products: VideoGuide, DigiTravel, and TravelNet.

VideoGuide: The VideoGuide is an interactive video system that will be installed in hotels. It will allow the concierge to present short video clips of the top tourist activities to significantly boost sales.

DigiTravel: DigiTravel is similar to VideoGuide and will be installed at travel agencies. This system will allow travel agents and their customers’ access to video information to assist in planning and booking their vacations. Travel agencies continue to be the source of the bulk of travel related sales. This product will allow us to participate in the revenues of high-ticket travel services such as cruises sold by travel agencies.

TravelNet: TravelNet provides the key part of our strategy by including an Internet presence. The Internet site offers all the content from VideoGuide, DigiTravel, and a vast amount of additional information. TravelNet will offer consumers the ability to book online via the Internet. For those who wish to enjoy vacations without leaving their computers, a membership fee-based service will allow access to the latest video content from a variety of travel hot spots.

Any funds raised by this offering will go towards the development and creation of the software that will be used to promote and advertise the various places of interest for the tourist. In the beginning of our business operations, we plan to advertise our business on the local billboards that will promote our business. We intend to have our first video units in operation.

We have not yet generated any revenues and the only operations that we have engaged in is the development of a business plan. Our business office is located: Room 1707, 17th Floor, CTS Center, 219 Zhong Shan Wu Road, Guangzhou, PR China, 510030. Phone: 011.86.13808821282. This is the office of our President, Hong Mei Ma. Vibe is not required to pay for office space at this time. There are no understandings or agreements currently in place for Vibe to pay rent in the future. Ms. Ma is allowing the company to occupy office space that she has arranged at no cost to the company.

We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change. We have not yet begun operations and will not begin operations until we have completed this offering. Our plan of operation is forward looking and there is no assurance that we will ever begin operations. We anticipate that should we raise the full $20,000 that we will be able to fully fund the creation of our primary software advertising system. Conceptually, this system will operate much like a kiosk on a touch screen in areas of high foot traffic. Any amount less than the full amount will still be put towards the creation of this software, but it is unlikely that anything less than the full amount will allow for the full creation of this software. Furthermore, there is no guarantee that the full amount will cover all the costs of this task even though we anticipate that this money should cover the costs.

We have not yet conducted our development towards our advertisement system. Moreover, we will require to raise new capital through this offering to initiate our development in this system. Provided that we raise the maximum of $20,000, we anticipate our advertisement system will be fully developed within 120 days after receiving our funds. Once we have completed our development stage, we will be deploying our system throughout China. If we are unable to raise our $20,000 target, we may face budgetary constraints during our systems development stage, therefore, our planned business launch in China may be delayed until additional capital is raised.

Once we are near the end stages of our system development, we will initiate our marketing strategies. Our marketing campaign objectives are to educate and generate awareness before our product is launched. If we can raise above 80% of our maximum shares offering, we will employ our marketing campaign for the next twelve months.

We have not conducted any market research into the likelihood of success of our operations or the acceptance of our products or advisory services by the public.

Since inception we have accumulated $40,296 in professional fees. These expenses include legal fees, auditor fees and registered agent fees.

OUR STRATEGY

We intend to put our VIDEO UNITS in centres all around China. Currently, we do not have any customers or any contracts for our services. We also have not yet commenced any operations.

TARGET MARKET

We intend to target cities in China.

REGULATORY REQUIREMENTS

The People's Republic of China (PRC) is a growing market for customer based consumables. Vibe Ventures Inc. wishes to capitalize on the rapidly growing Internet user market. The PRC imposes regulations on Internet companies that operate "onshore"; often changing rapidly due to its ever evolving market conditions. Although laws and regulations are largely consistent, official guidelines and practices vary from province to province and town to town. Consequently, the reality of being in the marketplace often differs greatly from statutory wording; leaving considerable room for legal interpretation.

Under the Regulations for the Administration of Internet Information Services, effective 25 September 2000, vendors located within PRC are subject to monitoring of their Web sites by Internet content providers and Internet service providers and are required to keep records of site or service use for 60 days.

As a result of the ever evolving market regulations, we might may be required to obtain (unknown and unacticipated as yet) special licenses, or meet special regulatory requirements before establishing our business, other than existing regulatory requirements for a business license. If new government regulations, laws, or licensing requirements are passed that would restrict or eliminate delivery of any of our intended services, then our business may suffer. For example, if we were required to obtain a government issued license for the purpose of distributing our video units, then we may not be able to qualify for such a license. If such a licensing requirement existed, and we were not able to qualify, then our business would not be able to flourish and thus would suffer.

Another way that Vibe Ventures Inc might be restricted in the PRC is how the government regulates the supply of Internet goods and services through foreign exchange control. Investments and purchases of securities are subject to approval by the State Administration of Foreign Exchange and all payments of goods and services are subject to documentation requirements. Each remittance to a vendor is channeled through an authorized foreign exchange bank which examines required supporting documents. If documents are not complete or the payment is for a restricted purpose the bank may refuse remittance or will refer the matter to the State Administration for Foreign Exchange. If the remittance is refused, the customer has no legal alternative means to pay the vendor. PRC effectively restricts the sales of goods and services by prohibition of payment.

Under the Detailed Implementing Rules of the Measures for the Control of Foreign Exchange of Individuals, effective 1 February 2007, individuals may now purchase up to 50K USD foreign currency each year and remit between 10K - 50K USD each day for current account payments on the basis of a valid identification document. Companies in PRC are not subject to any general monetary limits on remittances as long as they are made for permitted business purposes.

The State Administration for Industry and Commerce, the business license issuing agency regulates many areas of commerce. Although currently not actively involved with regulating the Internet, it may in the future take a more active role in this area. Its future policies could potentially have a considerable impact on how the Internet is regulated. At this time, the consequences of this are unknown and unforeseen, for Vibe Ventures Inc.

Under the Foreign Invested Commercial Enterprise Regulations, effective 1 June 2004, a foreign vendor who wishes to sell goods within China can establish a subsidiary in PRC, subject to the approval by the Ministry of Commerce or its local counterpart. The subsidiary can record a Web site to market its products under the Regulations for the Administration of Internet Information Services, effective 25 September 2000. Vibe Ventures Inc. intends to market and sell the subsidiary's own products, and thus be considered a "non-commercial Internet information service" and will require only registration with the telecommunications authorities to operate. As Vibe Ventures Inc. does not intend to supply services, it will not be subject to the Catalogue for Guidance of Foreign Investment Industries, effectively amended 1 December 2007, which classifies prohibited, restricted and encouraged services. Most Internet services fall under the Telecommunications Regulations of the PRC, established 20 September 2000; restricting and dividing telecommunications services into basic and value added. However, if the Company subsidiary is determined to be subject to the Catalogue for Guidance of Foreign Investment Industries, the Company business would be included in the Catalogue of Encouraged Foreign Investment Industries, Section VI. Wholesale and Retail Trade Industries, specifically paragraph 1, commercial companies of commodity direct selling, mail order selling, Internet selling, franchising, commissioned operation, commercial management. The Company subsidiary may be categorized under “Internet Selling” in that the Company subsidiary would be selling access to various places of interest for tourists through our proposed kiosks that connect through the Internet.

We have participated in discussions with some China travel agencies and some China government agencies.  We met with representatives from:  Ctip.com, China International Travel Service, PRC National Tourism Administration, Shanghai Tourism Board and the Ministry of Commerce.  We asked questions on the development of our travel and tourism concept with foreign investment and we were met with favorable responses to welcoming the operation of our business.   The substance of our conversations were centered on the establishment of our enterprise capitalized with foreign investment and foreign ownership; the engaging in the domestic China market for tourism and travel business; the set up of branch offices in various locations in China; our solicitation of business to serve tourists and possibly providing other ancillary tourism services such as planning for accommodations, food and beverage, sightseeing, leisure entertainment and vacation, tour guide service and other various specific tourist excursions. While it is not possible to guarantee that Vibe Ventures Inc. will be successful in navigating the evolving nature of the Internet service industry in China, we believe that the country is determined to develop Internet commerce and that Vibe Venture Inc. may have a vastly productive future. Vibe Ventures Inc. seeks opportunity into this enormous potential PRC market.

MARKETING

Initially, our services will be promoted by Ms. Ma. She will discuss our services with her friends and business associates. We also anticipate utilizing other marketing avenues in our attempt to make our services known to the general public and attract potential customers. These marketing activities will be designed to inform potential customers about the benefits of using our services and may include the following: development and distribution of marketing literature; direct mail and email advertising; billboards advertisement and, promotion of our web site.

REVENUE

We intend to generate revenues by selling our goods and services. Therefore, we will require substantial start-up capital in order to setup our distribution and begin operations. Hong Mei Ma, our president, will be devoting approximately 20 hours a week of her time to our operations.

Once we begin operations Ms. Ma has agreed to commit up to an additional 10 hours a week if necessary. Because Ms. Ma will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to Ms. Ma . As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES

We are a development stage company and currently have no employees, other than our sole officer and director. We intend to hire additional employees when they are needed.

OFFICES

Our offices are currently located at Room 1707, 17th Floor, CTS Center, 219 Zhong Shan Wu Road, Guangzhou, PR China, 510030. Phone: 011.86.13808821282.

MANAGEMENT OFFICERS AND DIRECTORS

Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one year and serves until his successor is duly elected and qualified, or until she is removed from office. Our board of directors has no nominating, auditing or compensation committees. The name, address, age and position of our sole officer and director is set forth below: Name and Address: Hong Mei Ma, Room 1707, 17th Floor, CTS Center, 219 Zhong Shan Wu Road, Guangzhou, PR China, 510030. Phone: 011.86.13808821282.

The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

BACKGROUND OF OUR SOLE OFFICER AND DIRECTOR

1991-1995 University of Zhejiang 388 Yuhangtang Road Hangzhou, Zhejiang, Bachelor Degree of Computer Science 1996-1998 University of Zhejiang 388 Yuhangtang Road Hangzhou, Zhejiang Master Degree of Computer Science 1999-Present Chief Web Designer at Minghui IT Group 301-588 Huaqiaocheng, Shenzhen, Guangdong

Ms. Ma's experience as the Chief Web Designer at Minghui IT Group includes the following: *Researched and analyzed client web specification requirements *Managed and assembled cross functional teams *Developed and produced websites and databases *Provided innovative and creative solutions to problem solving *Stimulated team creativity during production phases

Ms. Ma's experience, qualifications, and skill from her background in computer science and web design lead us to the conclusion that the she should serve as a director for the registrant, in light of the registrant's business and structure. Her general information technology and programming skills will benefit the development of the software and hardware platform of the video library the registrant is attempting to compile. Furthermore, in assembling and managing the proper computer consultant team.

Ms. Ma has not held any other directorships held, or any other directorships during the past five years. No petition for bankruptcy or insolvency law has been filed by or against Ms. Ma, and Ms Ma has not been convicted in a criminal proceeding or has been a named subject of a pending criminal proceeding nor the subject of any order, judgment, or decree, permanently or temporarily enjoining her from, or otherwise limiting, the following activities.

RESEARCH AND DEVELOPMENT

We have not incurred costs to date and are not currently conducting any research and development activities. We do, however, have plans to undertake research and development activities during our first year of operation. If we are able to raise funds in this offering, we will retain one or more third parties to conduct research and development concerning our adapters and to develop a prototype model. We have not yet entered into any agreements, negotiations, or discussions with any third parties with respect to such research and development activities. We do not intend to do so until we commence this offering. For a detailed description see "Plan of Operation."

DESCRIPTION OF PROPERTY

Our Principal executive offices are located at c/o Hong Mei Ma, Room 1707, 17th Floor, CTS Center 219 Zhong Shan Wu Road Guangzhou, PR China, 510030. We believe that this space is adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities, or other forms of property.

Ms. Ma is providing office space to the company for no charge. There are no arrangements for the office to lease or pay for the office space once the company begins operations.

MANAGEMENT'S DISCUSSION ANALYSIS OR PLAN OF OPERATION

You should read the following plan of operation together with our audited financial statements and related notes appearing elsewhere in this prospectus. This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" on elsewhere in this prospectus.

We are a development stage corporation and have not started operations and have not yet generated or realized any revenues.

Our auditors have issued an opinion on our financial statements, which includes a statement describing our going concern status. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills and meet our other financial obligations. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing the product. Accordingly, we must raise capital from sources other than the actual sale of the product. We must raise capital to implement our project and stay in business. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last at least twelve months.

We can offer no assurance that we will raise any funds in this offering. As disclosed above, we have no revenues, and, as such, if we do not raise at least $16,000 from our offering we will not have sufficient funds to operate the company for one year. If we are unable to raise funds, we may attempt to sell the company or file for bankruptcy. Our current cash resources will allow us to operate for a further three months.

We have only one officer and director. She is responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, she will be responsible for the administration of the controls.

Should she not have sufficient experience, she may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

Depending on the relative success of this offering, the following table details how we intend to use the funds to execute our plan of operation. All amounts listed below are estimates.

	60%	80%	100%
General Working Capital	$4,000	$4,000	$4,000
Prototype Development Costs	$4,000	$8,000	$8,000
Sales and Marketing	$4,000	$4,000	$8,000
Total	$12,000	$16,000	$20,000

Assuming the 2,000,000 share offering is fully subscribed for in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will not be conducting any product research or development. We do not expect to purchase any significant equipment. Further we do not expect significant changes in the number of employees. Furthermore, any amount raised by the offering less than 2,000,000 shares will allow this company to move forward in developing the required software. There is no minimum amount of cash required to initiate development. Funds raised by this offering will allow for this development until the final product has been reached or the offering time has expired, whichever occurs first.

The Company entered into an equity line of credit with Catalyst Capital Group In. on November 1, 2010. The line of credit provides for credit up to $200,000. The loan bears a fixed rate of interest at 7% per annum, compounded semi-annually. The lender has the option of earning interest on funds advanced or converting any portion of the outstanding loan amount to common stock according to a pricing period. Any such election to convert debt to securities will include a 10% bonus of debt to be converted to securities.

If additional financing is not available when needed, we may need to dramatically change our business plan, sell the Company or cease operations. We do not presently have any plans, arrangements, or agreements to sell or merge our Company.

Upon completion of our public offering, our goal is to commence our operations. We intend to accomplish the foregoing through the following milestones:

1. Complete our public offering. We believe that we will raise sufficient capital to begin our operations, and we believe that this could take up to 270 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2. After completion of the offering, we will immediately begin to develop our website. We believe that our website can be fully operational within 90 days. We also intend to design and develop our "Video Catalogue" which will advertise our product and our prices. In the beginning of our business operations we plan to advertise our business on the local billboards.

3. After our website is established, we intend to begin to market our business to potential customers and investors through our website, our catalogue, billboard advertisement and by personal contacts through Ms. Ma, our president. We will also design a catalogue and deliver it to the mailboxes of the residents in the area of the cities in China.

Within 120 days after we complete our public offering, we should be in the position to establish our first list of distribution sites. We will attempt to open our business on a cost-sharing basis with potential vendors in China. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have not yet generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

In addition to this offering, we are seeking equity financing in order to obtain the capital required to implement our business plan.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available to us on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to our existing shareholders.

RESULTS OF OPERATIONS

We have not yet started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations within 120 days after we complete this offering.

Since inception, we have issued 4,000,000 shares of common stock to our sole officer and director.

GENERAL WORKING CAPITAL

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we are unable to successfully attract customers to utilize our units, we may use up the proceeds from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to continue our operations. At present, we have not made any arrangements to raise additional capital, other than through this offering.

Our sole officer and director is willing to loan us money for our operations until this offering has been completed or until the offering period has expired.

If we need additional capital and cannot raise it we will either have to suspend operations until we do raise the capital or cease operations entirely. If we raise %80 of the amount of money from this offering, it will last one year. Other than as described in this paragraph, we have no other financing plans.

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

We issued 4,000,000 shares of common stock pursuant to an exemption from registration contained in Regulation S of the General Rules and Regulations promulgated under the Securities Act of 1933. This was accounted for as a sale of common stock.

As of June 30, 2014, our total assets were $0 and our total liabilities were $38,594.

We may be wrong in our estimates of funds required in order to proceed with developing executing our general business plan described herein. Should we need additional funds, we would attempt to raise these funds through additional private placements or by borrowing money. We do not have any arrangements with potential investors or lenders to provide such funds and there is no assurance that such additional financing will be available when required in order to proceed with the business plan or that our ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing. If we are unsuccessful in securing the additional capital needed to continue operations within the time required, we may not be in a position to continue operations.

We can offer no assurance that we will raise any funds in this offering. As disclosed above, we have no revenues and, as such, if we do not raise at least $20,000 from our offering we will not have sufficient funds to develop our units. If we are unable to raise funds, we may attempt to sell the Company or file for bankruptcy. We do not have any current intentions, negotiations, or arrangements to merge or sell the Company.

We are not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity. In the event such a trend develops, we believe that we will have sufficient funds available to satisfy working capital needs through lines of credit and the funds expected from equity sales.

OTHER

Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements. In September 2006, the FASB issued SFAS No. 158, Employers Accounting for Defined Benefit Pension and Other Postretirement Plans an amendment of FASB Statements No. 87, 88, 106, and 132(R). This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets for a not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including An Amendment of FASB Statement No. 115," which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

INFLATION

The amounts presented in the financial statements do not provide for the effect of inflation on the Company's operations or its financial position. Amounts shown for machinery, equipment, and leasehold improvements and for costs and expenses reflect historical cost and do not necessarily represent replacement cost. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority, FINRA for our common stock to eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation plans.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding the members of our Board of Directors and our executive officers as of October 31, 2012.

	Age	Positions and Offices Held
Hong Mei Ma	38	President and Director

Our Director will hold office until the next annual meeting of our stockholders or until their successors are duly elected and qualified. Set forth below is a summary description of the principal occupation and business experience of the director over the last 5 years.

There are no familial relationships among any of our Directors or officers. None of our Directors or officers is a Director in any other U.S. reporting companies except as mentioned above. None of our Directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company's officers or Directors, or any associate of any such officer or Director, is a party that are adverse to the Company. We are also not aware of any material interest of any of our officers or directors that is adverse to our own interests.

Each Director of the Company serves for a term of one year or until the successor is elected at the Company's annual stockholders' meeting and is qualified, subject to removal by the Company's stockholders. Each officer serves, at the pleasure of the Board of Directors, for a term of one year and until the successor is elected at the annual meeting of the Board of Directors and is qualified.

AUDIT COMMITTEE AND FINANCIAL EXPERT

We do not have an audit committee or an audit committee financial expert. Our corporate financial affairs are simple at this stage of development and each financial transaction can be viewed by any officer or Director at will. The policy of having no committee will change if the constitution of one such becomes necessary as a result of growth of the Company or as mandated by public policy.

CODE OF ETHICS

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers; however, the Company plans to implement such a code in the first quarter of 2014.

POTENTIAL CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or Directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor do we have knowledge of any pending or threatened legal claims that have occurred within the past ten years concerning any director, director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

EXECUTIVE COMPENSATION

We have not paid, nor do we owe, any compensation to our executive officer. We have not paid any compensation to our officers since our inception.

We have no employment agreements with any of our executive officers or employees.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary $	Bonus$	Stock Awards $	Option Awards $	Non-Equity Incentive Compensation $	Non-qualified deferred Compensation Earnings $	All Other Compensations $	Total $
Hong Mei Ma- President, Secretary/ Treasurer, Director	2009	0	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0	0
	2011	0	0	0	0	0	0	0	0
	2012	0	0	0	0	0	0	0	0
	2013	0	0	0	0	0	0	0	0

2013, 2012, 2011, 2010 and 2009 Outstanding Equity Awards at Fiscal Year-End Table

	Number of Securities Underlying Unexercised Options (#)Exercisable	Number of Securities Underlying Unexercised Options (#)Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested ($)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Name
Hong Mei Ma	0	0	0	0	0	0	0	0	0

2013, 2012, 2011, 2010 and 2009 PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit	Payments During Last Fiscal Year ($)
Hong Mei Ma	-	0	0	0

2013, 2012, 2011, 2010 and 2009 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/Distributions	Aggregate Balance at Last Fiscal Year - End
Hong Mei Ma	0	0	0	0	0

2013, 2012, 2011, 2010 and 2009 DIRECTOR COMPENSATION TABLE

Name and Principal Position	Stock Awards $	Option Awards $	Non-Equity Incentive Compensation $	Change in Pension Value and Nonqualified Deferred Compensation Earnings $	All Other Compensations $	Total $
Hong Mei Ma	0	0	0	0	0	0

213, 2012, 2011, 2010 and 2009 ALL OTHER COMPENSATION TABLE

Name	Year	Perquisites and Other Personal Benefits	Tax Reimbursements	Insurance Premiums	Company Contributions to Retirement and 401(k) Plans	Severance Payments/Accruals	Change in Control Payments/Accruals	Total
Hong Mei Ma		0	0	0	0	0	0	0

2013, 2012, 2011, 2010 and 2009 Perquisites Table

Name	Year	Personal Use of Company/Parking	Financial Planning/Legal Fees	Club Dues	Executive Relocation	Total Perquisites and Other Personal Benefits
Hong Mei Ma	0	0	0	0	0	0

2013, 2012, 2011, 2010 and 2009 Potential Payments Upon Termination or Change in Control Table

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason	After Change in Control Termination w/o Cause or For Good Reason	Voluntary Termination	Death	Disability	Change in Control
Hong Mei Ma	Basic Salary

Hong Mei Ma Basic Salary

OPTION/SAR GRANTS

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any Director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or Directors since we were founded.

LONG-TERM INCENTIVE PLANS AND AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our officer or Director or employees or consultants since we were founded.

COMPENSATION OF DIRECTORS

There are no arrangements pursuant to which our Director is or will be compensated in the future for any services provided as a Director.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT CHANGE-IN-CONTROL ARRANGEMENTS

There are currently no employment agreements or other contracts or arrangements with our officers or Directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, Directors or consultants that would result from the resignation, retirement or any other termination of any of our Directors, officers or consultants. There are no arrangements for our Directors, officers, employees or consultants that would result from a change-in-control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which our Director, executive officer, stockholders or any member of the immediate family of the foregoing had or is to have a direct or indirect material interest.

On October 19, 2009, we subscribed 4, 000, 000 shares of our common stock to Ms. Hong Mei Ma our President and Director, for a payment of $4,000.. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On October 19, 2009, Ms. Hong Mei Ma loaned the company $340.

DIRECTOR INDEPENDENCE

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of independent Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(i) The following table sets forth certain information concerning the ownership of the Common Stock by (a) each person who, to the best of our knowledge, beneficially owned on that date more than 5% of our outstanding common stock, (b) each of our Directors and executive officers and (c) all current Directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned or Right to Direct Vote (1)	Percent of Common Stock Beneficially Owned or Right to Direct Vote
Hong Mei Ma	4,000,000	100%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of common stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all shares of common stock owned by such person.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company or any Director, officer or affiliate of the Company, any owner of record or beneficial holder of more than 5% of any class of voting securities of the Company, or security holder is a party that is adverse to the Company. The Company's property is not the subject of any pending legal proceedings.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

OUR COMMON STOCK

We are authorized to issue 75,000,000 , shares of our Common Stock, $0.001 par value, of which, as of October 19, 2009. 4,000,000 shares are issued and outstanding. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratebly in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no pre-emptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

OUR PREFERRED STOCK

We are not authorized to issue shares of preferred stock.

PLAN OF DISTRIBUTION

We are offering for sale a maximum of 2,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $0.01 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.01 per share. If all 4,000,000 shares are not sold within 270 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold.

Our offering price of $0.01 per share was arbitrarily decided upon by our management and is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth, or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Such offering price was not based on the price of the issuance to our founders. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with NASD Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the NASD regarding our Form 211 application.

There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment. We intend to sell the shares in this offering through Ms. Hong Mei Ma who is the officer of the Company. She will receive no commission from the sale of any shares. She will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Hong Mei Ma is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. She is and will continue to be our officer at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. She has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

She will not utilize the Internet to advertise our offering.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 270 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us. We will not accept any money until this registration statement is declared effective by the SEC.

PROCEDURES FOR SUBSCRIBING

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1. execute and deliver a subscription agreement

2. deliver cash, a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Vibe Ventures Inc."

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

UNDERWRITERS

We have no underwriter and do not intend to have one. In the event that we sell or intend to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this S-1 to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

REGULATION M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

SECTION 15(G) OF THE EXCHANGE ACT

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated there under. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On November 24, 2013 Kenne Ruan, CPA,LLC resigned as our independent accountant effective November 24, 2013 due to personal reasons. The reports of Kenne Ruan, on our financial statements for each of the past two fiscal years contained no adverse opinion or a disclaimer of opinion and were not modified; however, the reports were qualified as to the uncertainty of our ability to continue as a going concern due to our dependence on a successful execution of our plan of operations and ability to raise additional financing, lack of our generation of revenues, and our stockholders’ deficit and negative working capital. The decision to change independent accountants was approved by our sole Director on November 24, 2013.

During our two most recent fiscal years and through the date of this report, we have had no disagreements with Kenne Ruan, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Kenne Ruan, would have caused it to make reference to the subject matter of such disagreements in its report on our financial statements for such periods.

A copy of Kenne Ruan’s resignation letter is dated as of November 24, 2013 is filed as Exhibit 16.1 to this S-1.

NEW INDEPENDENT ACCOUNTANTS

Our sole Director appointed Hillary CPA Group, LLC as our new independent registered public accounting firm effective as of December 5, 2013. During the two most recent fiscal years and through the date of our engagement, we did not consult with Hillary CPA Group, LLC regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was either the subject of a disagreement or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Our financial statements as of October 31, 2012 and October 31, 2013 have been audited by David L. Hillary, Jr., CPA, CITP, an independent Registered Public Accounting Firm and the financial statements as of June 30, 2014 appearing in this prospectus and registration statement have been reviewed by David L. Hillary, Jr., CPA, CITP, an independent Registered Public Accounting Firm as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

There have not been any changes in or disagreements with our auditors on accounting and financial disclosure or any other matter.

INDEMNIFICATION

Pursuant to the Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by the law firm of Jill Arlene Robbins.

EXPERTS

On November 24, 2013 Kenne Ruan, CPA,LLC resigned as our independent accountant effective November 24, 2013 due to personal reasons. The reports of Kenne Ruan, on our financial statements for each of the past two fiscal years contained no adverse opinion or a disclaimer of opinion and were not modified; however, the reports were qualified as to the uncertainty of our ability to continue as a going concern due to our dependence on a successful execution of our plan of operations and ability to raise additional financing, lack of our generation of revenues, and our stockholders’ deficit and negative working capital. The decision to change independent accountants was approved by our sole Director on November 24, 2013.

During our two most recent fiscal years and through the date of this report, we have had no disagreements with Kenne Ruan, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Kenne Ruan, would have caused it to make reference to the subject matter of such disagreements in its report on our financial statements for such periods.

A copy of Kenne Ruan’s resignation letter is dated as of November 24, 2013 is filed as Exhibit 16.1 to this S-1.

NEW INDEPENDENT ACCOUNTANTS

Our sole Director appointed Hillary CPA Group, LLC as our new independent registered public accounting firm effective as of December 5, 2013. During the two most recent fiscal years and through the date of our engagement, we did not consult with Hillary CPA Group, LLC regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was either the subject of a disagreement or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Our financial statements as of October 31, 2012 and October 31, 2013 have been audited by David L. Hillary, Jr., CPA, CITP, an independent Registered Public Accounting Firm and the financial statements as of June 30, 2014 appearing in this prospectus and registration statement have been reviewed by David L. Hillary, Jr., CPA, CITP, an independent Registered Public Accounting Firm as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Vibe Ventures Inc. filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports and other information with the Securities and Exchange Commission. Such reports and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by Hillary CPA Group, LLC . The Company may have limited reporting obligations under Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"). The Company is required to file periodic reports with the SEC when the Company issues any class of securities for which a registration statement is filed pursuant to the Securities Act of 1933 (The "Securities Act"). The reporting obligations under Section 15 (d) are automatically suspended when (1) the Company lists said equity on an exchange), or (2) at the beginning of the Company's fiscal year, the class of securities covered by the registration statement is held of record by fewer than 300 persons.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Vibe Ventures, Inc.

Nevada, USA

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholders Vibe Ventures, Inc. Nevada, USA

We have audited the accompanying balance sheets of Vibe Ventures, Inc. (a Nevada corporation) as of October 31, 2013 and October 31, 2012 and the related statements of operations, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vibe Ventures, Inc. as of October 31, 2013 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

David L. Hillary, Jr., CPA, CITP

Indianapolis, Indiana

September 24, 2014

Vibe Ventures Inc.
(A Development Stage Company)
Balance Sheets
As at October 31, 2013 and October 31, 2012

		October 31,	October 31,
		2013	2012
		(Audited)	(Audited)
	ASSETS
Current Assets
Cash and Cash Equivalents		$-	$-
TOTAL CURRENT ASSETS

Website Development Costs		-	-

TOTAL ASSETS		$-	$-

	LIABILITIES

Current Liabilities
Equity Line of Credit		$36,300	$22,380
Shareholder Loan		294	294
TOTAL CURRENT LIABILITIES		36,594	22,674

Stockholders' Equity
Common Stock: authorized 75,000,000; $0.001 par value

4,000,000 shares issued and outstanding at October 31, 2013		4,000	4,000
(Deficit) accumulated during the development stage		(40,594)	(26,674)

TOTAL STOCKHOLDERS' EQUITY		(36,594)	(22,674)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$-	$-

The accompanying notes are an integral part of these financial statements.

Vibe Ventures Inc.
(A Development Stage Company)
Statements of Operations
For the Three Months and the Year Ended October 31, 2013 and October 31, 2012 and
the Period from October 19, 2009 (Inception) to October 31, 2013
(Audited)

	For the Three Months Ended	For the Three Months Ended	For the Year Ended	For the Year Ended	October 19, 2009 (Inception)
	October 31,	October 31,	October 31,	October 31,	October 31,
	2013	2012	2013	2012	2013
Revenues	$-	$-	$-	$-	$-

General and Administration Expenses
Professional Fees	$3,920	$20,420	13,500	20,000	$38,000
Office Expense	-	-	-	-	300
Filing Fees	-	-	420	420	2,214
Bank charges	-	-	-	-	80
	3,920	20,420	13,920	20,420	40,594

Operating loss	(3,920)	(20,420)	(13,920)	(20,420)	(40,594)

Net (loss) for the period	$(3,920)	$(20,420)	$(13,920)	$(20,420)	$(40,594)

Net (loss) per share
Basic and diluted	(0.0010)	(0.0051)	(0.0035)	(0.0051)	(0.0101)

Weighted Average Shares Outstanding
Basic and diluted
	4,000,000	4,000,000	4,000,000	4,000,000		4,000,000

The accompanying notes are an integral part of these financial statements.

Vibe Ventures Inc.
(A Development Stage Company)
Statement of Cash Flows
For the Year Ended October 31, 2013 and October 31, 2012 and
the Period from October 19,2009 (Inception) to October 31, 2013
(Audited)

			October 19, 2009
	For the Year Ended	For the Year Ended	(Inception) to
	October 31,	October 31,	October 31,
	2013	2012	2013

Cash Flow from Operating Activities
Net (loss) for the period	$(13,920)	$(20,420)	$(40,594)

Changes in non-cash working capital items
Equity Line of Credit	13,920	20,420	36,300

Net Cash Flow Used in Operating Activities	-	-	(4,294)

Financing Activities
Share Capital Contribution	-	-	4,000
Shareholder Loan	-	-	294
Net Cash Flow Provided by Financing Activities	-	-	4,294

Net change in cash	-	-	0

Cash, Beginning of Period	-	-	-

Cash, End of Period	$-	$-	$0

The accompanying notes are an integral part of these financial statements.

Vibe Ventures Inc.
(A Development Stage Company)
Statements of Stockholders' Equity
(Expressed in U.S. Dollars)
October 31, 2013
(Audited)

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Common Stock issued for cash

at $0.001 per share, October 31,2009	4,000,000	$4,000	-		4,000

Net Loss for the year end
October 31, 2009				(597)	(597)

Balance, as at October 31, 2009	4,000,000	$4,000	$-	(597)	$3,403

Common Stock issued for cash

at $0.001 per share, October 31,2009	4,000,000	$4,000	-

Net Loss for the year end
October 31, 2010				(3,985)	(3,985)

Balance, as at October 31, 2010	4,000,000	$4,000	$-		$(582)

Common Stock issued for cash

at $0.001 per share, October 31,2009	4,000,000	$4,000	-

Net Loss for the year end
October 31, 2011				(1,672)	(1,672)

Balance, as at October 31, 2011	4,000,000	$4,000	$-		$(2,254)

Common Stock issued for cash

at $0.001 per share, October 31,2009	4,000,000	$4,000	-

Net Loss for the year end
October 31, 2012				(20,420)	(20,420)

Balance, as at October 31, 2012	4,000,000	$4,000	$-		$(22,674)

Net Loss for the year end
October 31, 2013				(13,920)	(13,920)

Balance, as at October 31, 2013	4,000,000	$4,000	$-		$(36,594)

The accompanying notes are an integral part of these financial statements.

VIBE VENTURES, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

OCTOBER 31, 2013

Audited

Note 1: Organization and Basis of Presentation

Vibe Ventures, Inc. (the “Company”) is a for profit corporation established under the corporation laws in the State of Nevada, United States of America on October 19, 2009.

The Company is in the business of being a Content Aggregator for tourism activities within China. Vibe Ventures, Inc. is a development stage company and has not yet realized any revenues from its planned or any other operations. As such, the Company is subject to all risks inherent to the establishment of a start-up business enterprise.

These financial statements have been prepared on a going concern basis. The company has accumulated a deficit of $36,594 since its inception and has yet to achieve profitable operations and further losses are anticipated in the development of its business, raising substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management plans to continue to provide for its working capital needs by seeking loans from its shareholders.

The Company year-end is October 31.

Note 2: Recent Accounting Pronouncements

The Company adopted the following FASB accounting standards upon inception.

In December 2011, the FASB issued ASU 2011-11, Disclosures about Offsetting Assets and Liabilities, (“ASU 2011-11”). ASU 2011-11 requires an entity to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. ASU 2011-11 is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. Retrospective disclosure is required for all comparative periods presented. The adoption of ASU 2011-11 did not have a material impact on the Company’s financial statements.

In October 2012, the FASB issued ASU No. 2012-04, Technical Corrections and Improvements, (“ASU 2012-04”). This update includes source literature amendments, guidance clarification, reference corrections and relocated guidance affecting a variety of topics in the Codification. The update also includes conforming amendments to the Codification to reflect ASC 820’s fair value measurement and disclosure requirements. The amendments in this update that will not have transition guidance are effective upon issuance. The amendments in this update that are subject to the transition guidance will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 did not have a material impact on the Company’s financial statements.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities (“ASU 2013-01”). This update clarifies that ordinary trade receivables and receivables are not in the scope of ASU No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities (“ASU 2011-11”). Specifically, ASU 2011-11 applies only to derivatives, repurchase agreements and reverse purchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with specific criteria contained in the FASB Accounting Standards Codification or subject to a master netting arrangement or similar agreement. The Company is required to apply the amendments in ASU 2013-01 beginning January 1, 2013. The adoption of ASU 2013-01 by the Company did not have a material impact on the consolidated financial statements.

In February 2013, the Financial Accounting Standards Board issued Accounting Standards Update, or ASU, 2013-02, Comprehensive Income (Topic 220), Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. This update requires companies to provide information regarding the amounts reclassified out of accumulated other comprehensive income by component. In addition, companies are required to present, either on the face of the statement where net income is presented or in the accompanying notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income. ASU 2013-02 is effective for annual reporting periods beginning on or after December 15, 2012, and interim periods within those annual periods. ASU 2013-02 was adopted January 1, 2013 and did not have a significant impact on our financial statements.

Note 3: Commitments and Contingencies

The Company neither owns nor leases any real or personal property, an officer has provided office services without charge.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officer and director are involved in other business activities and most likely will become involved in other business activities in the future.

Note 4: Foreign Currency Translation

The Company is located and operating outside of the United States of America in Guangzhou, China. The Company maintains the accounting records in U.S. Dollars.

Each asset, liability, revenue, and expense is translated into U.S. dollars using published exchange rates in effect on that date. At period end, monetary assets and liabilities are re-measured using published exchange rates on that date. The foreign exchange gains or losses are included in the Statement of Operations.

The Company's currency exposure is insignificant and immaterial as of October 31, 2013.

Note 5: Legal Matters

The Company has no known legal issues pending.

Note 6: Related Party Transactions

The Company’s sole officer loaned the company $294. The loan is non-interest bearing, unsecured and due upon demand.

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  The officer and director of Vibe Ventures, Inc. are involved in other business activities and most likely will become involved in other business activities in the future.

Note 7: Capital Stock

On October 19, 2009 the Company authorized 75,000,000 shares of commons stock with a par value of

$0.001 per share.

On October 19, 2009 the Company issued 4,000,000 shares of common stock for a purchase price of $0.001 per share to its sole director. The Company received aggregate gross proceeds of $4,000.00.

As of October 31, 2013 there were no outstanding stock options or warrants.

Note 8: Income Taxes

The company has not commenced operations and has not generated any revenue and has not made a provision for income taxes.

The Company does not have any material uncertainties with respect to its provisions for income taxes.

Note 9: Going Concern

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern.

For the period ended October 31, 2013, the Company had an accumulated deficit of $36,594.

The Company’s ability to continue as a going concern is dependent upon the Company’s ability to generate sufficient revenues to operate profitably or raise additional capital through debt financing and/or through sales of common stock.

Management has no formal plan in place to address these concerns, but believes that the Company will be able to obtain additional funds through equity financing and/or related party advances.

The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company.

Note 10: Line of Credit

The Company has a $200,000 line of credit from a financial company. The loan is secured by common shares of the Company to be issued pursuant to a conversion right held by the lender. Interest is charged at 7% per annum and is compounded semi-annually on any advances outstanding. Any unpaid balances with any outstanding interest are due upon demand by lender.

Note 11: Subsequent Events

There have been no subsequent events since October 31, 2013 through September 24, 2014, the date of the auditor’s report. This date represents the Company’s representation that there are no transactions or events occurring after October 31, 2013 but before the date of the auditor’s report that require disclosure in these financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Vibe Ventures, Inc.

Nevada, USA

We have reviewed the accompanying balance sheet, income statement, and statement of cash flow of Vibe Ventures, Inc. as of June 30, 2014 for the eight month period then ended. This interim financial information is the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statement for it to be in conformity with U.S. generally accepted accounting principles.

David L. Hillary, Jr., CPA, CITP

Indianapolis, Indiana

September 24, 2014

Vibe Ventures Inc.
(A Development Stage Company)
Balance Sheets
As at June 30, 2014 and October 31, 2013

		June 30,	October 31,
		2014	2013
		(Unaudited)	(Audited)
	ASSETS
Current Assets
Cash and Cash Equivalents		$-	$-
TOTAL CURRENT ASSETS

Website Development Costs		-	-

TOTAL ASSETS		$-	$-

	LIABILITIES

Current Liabilities
Equity Line of Credit		$38,300	$36,300
Shareholder Loan		294	294
TOTAL CURRENT LIABILITIES		38,594	36,594

Stockholders' Equity
Common Stock
Authorized:
4,000,000 common shares at $0.001 par value		4,000	4,000
(Deficit) accumulated during the development stage		(42,594)	(40,594)

TOTAL STOCKHOLDERS’ EQUITY		(38,594)	(36,594)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$-	$-

The accompanying notes are an integral part of these financial statements.

Vibe Ventures Inc.
(A Development Stage Company)
Statements of Operations
For the Eight Months Ended June 30, 2014 and June 30, 2013 and
the Period from October 19, 2009 (Inception) to June 30, 2014
(Unaudited)

	For the Eight Months Ended	For the Eight Months Ended	October 19, 2009 (Inception)
	June 30,	June 30,	June 30,
	2014	2013	2014
Revenues	$-	$-	$-

General and Administration Expenses
Professional Fees	$2,000	$13,500	$40,000
Office Expense	-	-	300
Filing Fees	-	-	2,214
Bank charges	-	-	80
	2,000	13,500	42,594

Operating loss	(2,000)	(13,500)	(42,594)

Net (loss) for the period	$(2,000)	$(13,500)	$(42,594)

Net (loss) per share
Basic and diluted	(0.0005)	(0.0034)	(0.0106)

Weighted Average Shares Outstanding
Basic and diluted
	4,000,000	4,000,000	4,000,000

The accompanying notes are an integral part of these financial statements.

Vibe Ventures Inc.
(A Development Stage Company)
Statement of Cash Flows
For the Eight Months Ended June 30, 2014 and June 30, 2013 and
the Period from October 19, 2009 (Inception) to June 30, 2014
(Unaudited)

			October 19, 2009
	For the Eight Months Ended	For the Eight Months Ended	(Inception) to
	June 30,	June 30,	June 30,
	2014	2014	2014

Cash Flow from Operating Activities
Net (loss) for the period	$(2,000)	$(13,500)	$(42,594)
Changes in non-cash working capital items
Equity Line of Credit	2,000	13,500	38,300

Net Cash Flow Used in Operating Activities	-	-	(4,294)

Financing Activities
Share Capital Contribution	-	-	4,000
Shareholder Loan	-	-	294
Net Cash Flow Provided by Financing Activities	-	-	4,294

Net change in cash	-	-	0

Cash, Beginning of Period	-	-	-

Cash, End of Period	$-	$-	$0

The accompanying notes are an integral part of these financial statements.

VIBE VENTURES, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2014

Note 1: Organization and Basis of Presentation

Vibe Ventures, Inc. (the “Company”) is a for profit corporation established under the corporation laws in the State of Nevada, United States of America on October 19, 2009.

The Company is in the business of being a Content Aggregator for tourism activities within China. Vibe Ventures, Inc. is a development stage company and has not yet realized any revenues from its planned or any other operations. As such, the Company is subject to all risks inherent to the establishment of a start-up business enterprise.

The Financial Statements and related disclosures as of June 30, 2014 and for the eight months ended June 30, 2014, are unaudited, pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). The October 31, 2013, Balance Sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America (“U.S.”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) have been condensed or omitted pursuant to such rules and regulations. In our opinion, these financial statements include all adjustments (consisting only of normal recurring adjustments) necessary for the fair statement of the results for the interim periods. These financial statements should be read in conjunction with the financial statements included in our Annual Report for the year ended October 31, 2013, filed on Form 10-K with the SEC. The results of operations for the six months ended June 30, 2014, are not necessarily indicative of the results to be expected for the full year. Unless the context otherwise requires, all references to “Vibe Ventures,” “we,” “us,” “our” or the “company” are to Vibe Ventures, Inc. and subsidiaries.

These financial statements have been prepared on a going concern basis. The company has accumulated a deficit of $42,594 since its inception and has yet to achieve profitable operations and further losses are anticipated in the development of its business, raising substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management plans to continue to provide for its working capital needs by seeking loans from its shareholders.

The Company year-end is October 31.

Note 2: Recent Accounting Pronouncements

The Company adopted the following FASB accounting standards upon inception.

In December 2011, the FASB issued ASU 2011-11, Disclosures about Offsetting Assets and Liabilities, (“ASU 2011-11”). ASU 2011-11 requires an entity to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. ASU 2011-11 is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. Retrospective disclosure is required for all comparative periods presented. The adoption of ASU 2011-11 did not have a material impact on the Company’s financial statements.

In October 2012, the FASB issued ASU No. 2012-04, Technical Corrections and Improvements, (“ASU 2012-04”). This update includes source literature amendments, guidance clarification, reference corrections and relocated guidance affecting a variety of topics in the Codification. The update also includes conforming amendments to the Codification to reflect ASC 820’s fair value measurement and disclosure requirements. The amendments in this update that will not have transition guidance are effective upon issuance. The amendments in this update that are subject to the transition guidance will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 did not have a material impact on the Company’s financial statements.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities (“ASU 2013-01”). This update clarifies that ordinary trade receivables and receivables are not in the scope of ASU No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities (“ASU 2011-11”). Specifically, ASU 2011-11 applies only to derivatives, repurchase agreements and reverse purchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with specific criteria contained in the FASB Accounting Standards Codification or subject to a master netting arrangement or similar agreement. The Company is required to apply the amendments in ASU 2013-01 beginning January 1, 2013. The adoption of ASU 2013-01 by the Company did not have a material impact on the consolidated financial statements.

In February 2013, the Financial Accounting Standards Board issued Accounting Standards Update, or ASU, 2013-02, Comprehensive Income (Topic 220), Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. This update requires companies to provide information regarding the amounts reclassified out of accumulated other comprehensive income by component. In addition, companies are required to present, either on the face of the statement where net income is presented or in the accompanying notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income. ASU 2013-02 is effective for annual reporting periods beginning on or after December 15, 2012, and interim periods within those annual periods. ASU 2013-02 was adopted January 1, 2013 and did not have a significant impact on our financial statements.

Note 3: Commitments and Contingencies

The Company neither owns nor leases any real or personal property, an officer has provided office services without charge.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officer and director are involved in other business activities and most likely will become involved in other business activities in the future.

Note 4: Foreign Currency Translation

The Company is located and operating outside of the United States of America in Guangzhou, China. The Company maintains the accounting records in U.S. Dollars.

Each asset, liability, revenue, and expense is translated into U.S. dollars using published exchange rates in effect on that date. At period end, monetary assets and liabilities are re-measured using published exchange rates on that date. The foreign exchange gains or losses are included in the Statement of Operations.

The Company's currency exposure is insignificant and immaterial as of June 30, 2014.

Note 5: Legal Matters

The Company has no known legal issues pending.

Note 6: Related Party Transactions

The Company’s sole officer loaned the company $294. The loan is non-interest bearing, unsecured and due upon demand.

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  The officer and director of Vibe Ventures, Inc. are involved in other business activities and most likely will become involved in other business activities in the future.

Note 7: Capital Stock

On October 19, 2009 the Company authorized 75,000,000 shares of commons stock with a par value of

$0.001 per share.

On October 19, 2009 the Company issued 4,000,000 shares of common stock for a purchase price of $0.001 per share to its sole director. The Company received aggregate gross proceeds of $4,000.00.

As of June 30, 2014 there were no outstanding stock options or warrants.

Note 8: Income Taxes

The company has not commenced operations and has not generated any revenue and has not made a provision for income taxes.

The Company does not have any material uncertainties with respect to its provisions for income taxes.

Note 9: Going Concern

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern.

For the period ended June 30, 2014, the Company had an accumulated deficit of $42,594.

The Company’s ability to continue as a going concern is dependent upon the Company’s ability to generate sufficient revenues to operate profitably or raise additional capital through debt financing and/or through sales of common stock.

Management has no formal plan in place to address these concerns, but believes that the Company will be able to obtain additional funds through equity financing and/or related party advances.

The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company.

Note 10: Line of Credit

The Company has a $200,000 line of credit from a financial company. The loan is secured by common shares of the Company to be issued pursuant to a conversion right held by the lender. Interest is charged at 7% per annum and is compounded semi-annually on any advances outstanding. Any unpaid balances with any outstanding interest are due upon demand by lender.

NOTE 11: Subsequent Events

There have been no subsequent events since June 30, 2014 through September 24 , 2014, the date of this filing. This date represents the Company’s representation that there are no transactions or events occurring after June 30, 2014 but before the financial statements were filed that require disclosure in these financial statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Our Certificate of Incorporation, as amended, provides to the fullest extent permitted by Nevada law, our Directors, or officers shall not be personally liable to us or our stockholders for damages for breach of such Director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our stockholders (through stockholders' derivative suits on behalf of our Company) to recover damages against a Director or officer for breach of the fiduciary duty of care as a Director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as Directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defence of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense Amount

SEC Registration Fee $223.20

Accounting Fees and Expenses $2,500

Legal Fees and Expenses $2,500

Total $5,223.20

Item 26. Recent Sales of Unregistered Securities

The following sets forth information regarding all sales of our unregistered securities during the past three years. None of the holders of the shares issued below have subsequently transferred or disposed of their shares and the list is also a current listing of the Company's stockholders.

On October 29, 2009 we issued a total of 4,000,000 shares of our common stock to our Principal Executive Officer and Treasurer, Hong Mei Ma. The purchase price for such shares was equal to their par value, $0.001 per share, amounting in the aggregate for all 4,000,000 shares to $4,000. None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe these issuances were exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made in an offshore transaction and only to the following individuals who are all non-U.S. citizens, all in accordance with the requirements of Regulation S of the Securities Act.

CAPITAL STOCK

On October 29, 2009, the Company issued 4,000,000 common shares at $0.001 per share to the sole director of the Company for the total proceeds of $4,000.

RELATED PARTY TRANSACTIONS

The Company's sole officer has loaned the company $294 without interest and fixed term of repayment

With respect to all of the above offerings, we completed the offerings of the common stock pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the common stock was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The subscription agreement executed between us and the investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act.

The investor agreed by execution of the subscription agreement for the common stock: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

EXHIBITS

The following Exhibits are filed as part of this Registration Statement:

Exhibit No. Document Description

3.1 Articles of Incorporation (incorporated by reference to the Company filing on Form S-1/A with the Securities and Exchange Commission, filed April 4, 2011)

4.1 Specimen Stock Certificate to be attached to final S-1

5.1 Legal Opinion incorporated by reference to the Company filing on Form S-1 with the Securities and Exchange Commission, filed September 24 , 2014)

10.1 Agreement with Catalyst Capital Group Inc,.

16.1 Letter from Kenne Ruan, Certified Public Accountant - Resignation of Certified Accountant

23.1 Consent of Hillary CPA Group, LLC, Certified Public Accountant.

23.2 Consent of Hillary CPA Group, LLC, Certified Public Accountant.

99.b Bylaws (incorporated by reference to the Company filing on Form S-1/A with the Securities and Exchange Commission, filed April 4, 2011)

99.1 Subscription Agreement (incorporated by reference to the Company filing on Form S-1/A with the Securities and Exchange Commission, filed April 4, 2011)

Item 27. Undertakings

The undersigned Registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

(2) If the Registrant is subject to Rule 430C,

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURE Pursuant to the requirements of the Securities Act of 1922, as amended, we have duly caused this Amendment to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Changchun, People’s Republic of China, on the 2nd of September, 2014.

Vibe Ventures Inc.

 By: /s/ Hong Mei Ma

Hong Mei Ma

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Hong Mei Ma	Chief Executive Officer, President and Director (Principal Executive Officer) Chief Financial Officer and Treasurer( Principal Financial and Accounting Officer)	September 24, 2014
Hong Mei Ma

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his place and stead, in any and all capacities, to sign any and all further amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in the connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amendment to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date
/s/ Hong Mei Ma	Principal Executive Officer, President, Chief Executive Officer Principal Financial Officer and Director	September 24 2014
/s/ Hong Mei Ma	Secretary, Treasurer and Director	September 24, 2014